UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 31, 2014

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 is being filed in order to add Exhibit 10.1 and the third paragraph of Item 5.02 to this Current Report.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2014, William Pence, Chief Operating and Technology Officer of WebMD, indicated that he is leaving the company to pursue other career opportunities. Mr. Pence will remain with WebMD for a short transition period, and his responsibilities have been assumed by other members of its senior management team.

During Mr. Pence’s tenure, he has developed in WebMD a leading technology organization with seasoned executives. As previously disclosed, certain responsibilities for the operations of WebMD’s consumer websites and services were assumed by other members of the senior management team beginning in August 2013. Accordingly, WebMD does not anticipate any disruption to its current or future initiatives.

On April 6, 2014, WebMD and Mr. Pence entered into a letter agreement regarding Mr. Pence’s post-employment obligations to WebMD, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

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All statements contained in this Current Report, other than statements of historical fact, are forward-looking statements, including those relating to WebMD’s expectations for current and future initiatives. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties, including those described in WebMD’s most recent Annual Report on Form 10-K and WebMD’s other SEC filings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Letter Agreement, dated April 6, 2014, between the Registrant and William Pence

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: April 7, 2014	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated April 6, 2014, between the Registrant and William Pence